Exhibit 24

(Form of Power of Attorney)

1ST CONSTITUTION BANCORP

POWER OF ATTORNEY

FORM S-8

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F. Mangano and Joseph M. Reardon, or either of them, as their attorney-in-fact, with power of substitution, for him or her in any and all capacities, to sign this Registration Statement on Form S-8 of 1st Constitution Bancorp registering 53,000 shares of common stock of 1st Constitution Bancorp issuable under the 1st Constitution Bancorp 2006 Directors Stock Plan, and any and all amendments (whether pre- or post-effective) to this Registration Statement and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ ROBERT F. MANGANO Robert F. Mangano	President, Chief Executive Officer and Director (Principal Executive Officer)	May 23, 2007
/s/ CHARLES S. CROW, III Charles S. Crow, III	Chairman of the Board	May 23, 2007
/s/ DAVID C. REED David C. Reed	Director	May 23, 2007
/s/ WILLIAM M. RUE William M. Rue	Director	May 23, 2007
/s/ FRANK E. WALSH, III Frank E. Walsh, III	Director	May 23, 2007
/s/ JOSEPH M. REARDON Joseph M. Reardon	Senior Vice President and Treasurer (Principal Accounting Officer)	May 23, 2007